As filed with the Securities and Exchange Commission on December 23, 1997. Registration No. 333-_________

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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                               -----------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                               ------------------------

                                  CUTTER & BUCK INC.
                (Exact Name of Registrant as Specified in Its Charter)

                Washington                               91-1474587
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)
                                                       Martin J. Marks
       2701 First Avenue, Suite 500             2701 First Avenue, Suite 500
        Seattle, Washington  98121               Seattle, Washington  98121
 (Address of Principal Executive Offices,              (206) 622-4191
            including zip code)             (Name, address and telephone number,
                                              including area code, of agent for
                                                          service)

                     Cutter & Buck Inc. 1997 Stock Incentive Plan
             March 12, 1996 Sales Representative Stock Option Agreements
                                (Full Title of Plans)

                                       Copy to:
                                 Gregory L. Anderson
                           Lane Powell Spears Lubersky LLP
                            1420 Fifth Avenue, Suite 4100
                            Seattle, Washington 98101-2338

                           CALCULATION OF REGISTRATION FEE



------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
                                             Proposed Maximum      Proposed  Maximum
Title of Securities         Amount To Be    Offering Price Per    Aggregate Offering           Amount of
 To Be Registered          Registered (1)         Share                 Price(2)            Registration Fee
------------------------------------------------------------------------------------------------------------
 Common Stock,               350,000              $18.625              $6,518,750                $1,924
 no par value
------------------------------------------------------------------------------------------------------------
 Common Stock,                 2,500              $18.625              $46,562.50                $14
 no par value
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares of Common Stock which may be necessary to adjust the number of shares of Common Stock reserved for issuance pursuant to the 1997 Stock Incentive Plan as the result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Registrant.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share is estimated to be $18.625 based on the average of the high ($19.00) and low ($18.25) sales prices for the Common Stock on December 17, 1997 as reported on the Nasdaq National Market.


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Page 1 of 15                                     Exhibit Index Appears on Page 7

                                       PART II

                               INFORMATION REQUIRED IN
                              THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

    (a) The Registrant's Annual Report on Form 10-K for the year ended April 30, 1997;

    (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended July 31 and October 31, 1997; and

    (c) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-26608).

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicate that the securities offered hereby have been sold or which deregister the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act. Article XI of the Registrant's Restated Articles of Incorporation provides for indemnification of the Registrant's directors, officers and others to the maximum extent permitted by Washington law.

Section 23B.08.320 of the Washington Business Corporation Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transactions from which the director personally receives a benefit in money, property or services to which the director is not entitled. Article X of the Registrant's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Registrant and its shareholders.

Officers and directors of the Registrant are covered by insurance (with certain exceptions and certain limitations) that indemnifies them against losses and liabilities arising from certain alleged "wrongful acts," including alleged errors or misstatements, or certain other alleged wrongful acts or omissions constituting neglect or breach of duty.

ITEM 8.  EXHIBITS.

Exhibit
Number             Description

    5.1 Opinion of Lane Powell Spears Lubersky LLP regarding the legality of the Common Stock being registered

    10.1   Cutter & Buck Inc. 1997 Stock Incentive Plan

    10.2   March 12, 1996 Sales Representative Stock Option Agreements

    23.1   Consent of Ernst & Young LLP, Independent Auditors

    23.2 Consent of Lane Powell Spears Lubersky LLP (included in opinion filed as Exhibit 5.1)

    24.1   Power of Attorney (see signature page)

ITEM 9.  UNDERTAKINGS.

A.  The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 23rd day of December, 1997.


                                       CUTTER & BUCK INC.


                                       By  /s/  Harvey N. Jones
                                           ----------------------------------
                                                Harvey N. Jones, Chairman and
                                                Chief Executive Officer

                               POWER OF ATTORNEY


Each person whose individual signature appears below hereby authorizes Harvey N. Jones as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, and any related Rule 462(b) Registration Statement and any amendment thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 23rd day of December, 1997.

SIGNATURE                        TITLE

 /s/ Harvey N. Jones             Chairman, Chief Executive Officer and Director
-----------------------------    (Principal Executive Officer)
     Harvey N. Jones


 /s/  Martin J. Marks            President, Chief Operating Officer, Treasurer,
-----------------------------    Secretary and Director
      Martin J. Marks


 /s/  Stephen S. Lowber          Vice President and Chief Financial Officer
-----------------------------    (Principal Financial and Accounting Officer)
      Stephen S. Lowber


 /s/  Michael S. Brownfield      Director
-----------------------------
      Michael S. Brownfield


 /s/  Frances M. Conley          Director
-----------------------------
      Frances M. Conley


 /s/  Larry C. Mounger           Director
-----------------------------
      Larry C. Mounger


 /s/  James C. Towne             Director
-----------------------------
      James C. Towne

                                  INDEX TO EXHIBITS


Exhibit                                                            Sequentially
Number                       Description                           Numbered Page

5.1   Opinion of Lane Powell Spears Lubersky LLP regarding
      the legality of the Common Stock being registered . . . . . . .    8

10.1  Cutter & Buck Inc. 1997 Stock Incentive Plan. . . . . . . . . .    9

10.2  March 12, 1996 Sales Representative Stock Option Agreements . .   11

23.1  Consent of Ernst & Young LLP, Independent Auditors. . . . . . .   15

23.2  Consent of Lane Powell Spears Lubersky LLP (included
      in opinion filed as Exhibit 5.1). . . . . . . . . . . . . . . .  N/A

24.1  Power of Attorney (see signature page). . . . . . . . . . . . .  N/A